POWER OF ATTORNEY
For Executing Forms 3, 4, 5 and 144

I, David L. Cummings (“Grantor”) hereby confirm, constitute and appoint each of Jason Eastburn, Robert Royse, Callie Zuares, Wayne Seltzer and Stephen J. Beaver (the “Authorized Persons”), or any of them signing singly, and with full power of substitution, as the true and lawful attorney-in-fact of Grantor to:

(1)
prepare, execute, and submit to the United States Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) (“Section 16”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any rule or regulation promulgated by the SEC;
(2)
serve as an Account Administrator for Grantor’s account in the SEC’s enhanced Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR Next”);
(3)
prepare, execute, and submit to the SEC any and all filings required under Section 16 of the Exchange Act, as amended, including but not limited to Forms 3, 4, 5 and 144;
(4)
perform any and all acts on behalf of the Grantor that may be necessary or desirable with the same full power and authority as if personally present and acting with the SEC.

Grantor hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Grantor acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of Grantor, are not assuming, nor is the Company assuming, any of Grantor’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect until the date on which Grantor shall cease to be subject to Section 16 of the Exchange Act and the rules promulgated thereunder or until such earlier date on which written notification executed by Grantor is filed with the SEC expressly revoking this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of December, 2025.

Signature: /s/ David L. Cummings

Name: David L. Cummings